Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Source Interlink Companies, Inc.

Bonita Springs, FL

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated April 14, 2008, relating to the consolidated financial statements, the effectiveness of Source Interlink Companies, Inc.’s internal control over financial reporting, and schedule of Source Interlink Companies, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2008.

/s/ BDO Seidman, LLP

Chicago, Illinois

April 21, 2008